NEWS RELEASE

FORWARD AIR CORPORATION ANNOUNCES ELECTION OF RON W. ALLEN AND LARRY D. LEINWEBER AS NEW INDEPENDENT DIRECTORS

GREENEVILLE, Tenn. — (BUSINESS WIRE) — January 19, 2011 — Forward Air Corporation (NASDAQ:FWRD) has elected Ron W. Allen and Larry D. Leinweber as non-management directors of its Board of Directors.  The Company’s Board now consists of ten members, nine of whom are non-management directors.

Mr. Allen has been a Director of The Coca-Cola Company since 1991. Mr. Allen is an Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company. From July 1997 through July 2005, Mr. Allen was a consultant to and an Advisory Director of Delta. He retired as Delta's Chairman of the Board, President and Chief Executive Officer in July 1997. He is a Director of Aaron's, Inc., Aircastle Limited, and Guided Therapeutics, Inc.

Mr. Leinweber is President and Chief Executive Officer of New World Systems, where he is responsible for product strategy, strategic direction, and organization development. Mr. Leinweber has over 30 years of executive management and operations management experience in the software and technology industry.

Bruce A. Campbell, Chairman, President and C.E.O. of the Company, commented, “We are very pleased to have the opportunity to add two directors with Ron’s and Larry’s impressive experience, talents and backgrounds to our Board.  We welcome their contributions to the Forward Air team.”

About Forward Air

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of terminals located on or near major airports in 84 cities in the United States and Canada.  It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of terminals and service locations in 19 cities within the Mid-Atlantic, Southeast, Midwest and Southwestern United States.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com